                                                                  EXHIBIT (b)(2)

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT is made and entered into by and between Arvest Bank, Fayetteville, an Arkansas State Bank ("Bank"); The Newman Family, LLC, an Arkansas limited liability company ("Borrower"); and Dwain A. Newman, an Arkansas resident, and Glenda R. Newman, an Arkansas resident (collectively "Guarantors").

                              W-I-T-N-E-S-S-E-T-H

     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank, Borrower and Guarantors agree as follows:

     1.  Definitions. The following terms will have the following meanings for
         -----------
purposes of this Loan Agreement and the Loan Documents:

          1.1.  Accrued Interest.  "Accrued Interest" will mean the interest at
                ----------------
     the Interest Rate that will have accrued on the Principal.

          1.2.  Advance.  "Advance" will mean disbursements of the Principal or
                -------
     payment of Fees and Expenses by Bank to, or on behalf of, Borrower.

          1.3.  Applicable Law.  "Applicable Law" will mean the constitutions,
                --------------
     statutes, rules, regulations, orders, decisions, judgments, and decrees of Governmental Authorities of the State of Arkansas and other Governmental Authorities having jurisdiction over the Parties and the Collateral.

          1.4.  Assignment of Life Insurance.  "Assignment of Life Insurance"
                ----------------------------
     will mean the assignment of life insurance agreement executed and delivered by Guarantors to Bank.

          1.5.  Assignments of Rents and Leases.  "Assignments of Rents and
                -------------------------------
     Leases" will mean the assignments of rents and leases of the Real Property executed and delivered by Borrower to Bank pursuant to this Loan Agreement.

          1.6.  Bank.  "Bank" will mean Arvest Bank, Fayetteville, an Arkansas
                ----
     State Bank.

          1.7.  Borrower. "Borrower" will mean and refer to The Newman Family,
                --------
     LLC, an Arkansas limited liability company.


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

          1.8.  Collateral.  "Collateral" will mean the Mortgages of the Real
                ----------
     Property, Assignments of Rents and Leases, Fixtures, Assignment of Life Insurance, and all other security for the Loan as well as all additions, accessions, substitutions, and replacements thereto or therefor, whether now owned or hereafter acquired, and all proceeds thereof.

          1.9.  Commitment.  "Commitment" will mean the commitment of a
                ----------
     reputable title insurance company to issue the Loan Policy.

          1.10. Environmental Law. "Environmental Law" will mean Applicable Laws
                -----------------
     relating to Hazardous Substances and the protection of human health and the environment.

          1.11.  Event of Default.  "Event of Default" will mean any one or more
                 ----------------
     of those acts, omissions, conditions, occurrences, happenings and events referred to in Section 6.1 of this Loan Agreement.

          1.12.  Fees and Expenses.  "Fees and Expenses" will mean: (a) all
                 -----------------
     those fees and expenses identified in this Loan Agreement; (b) all late fees; (c) closing fees and expenses; (d) expenses relating to the issuance of the Commitment and Loan Policy, including any expense associated with curing the title of Bank or Borrower to the Real Property; (e) all expenses relating to the perfection of the Liens of Bank in and to the Collateral;
     (f) all expenses relating to the preservation and protection of the Liens of Bank in and to the Collateral; (g) all expenses relating to maintaining the first priority of the Liens of Bank; (h) all attorneys' fees incurred by Bank during the negotiation, execution, preparation, and closing of this Loan Agreement and the Loan Documents; (i) all attorneys' fees incurred by Bank to enforce or interpret any provision of this Loan Agreement or the Loan Documents; (j) all attorneys' fees incurred by Bank if Bank will file or commence any Litigation to protect its rights or to enforce any provision of this Loan Agreement or the Loan Documents; (k) all expenses incurred by Bank while the Collateral is in the possession of Bank; (l) recording fees; (m) recording taxes; (n) appraisal fees; (o) title and Lien searches; (p) travel expenses; (q) origination fees; and (r) all expenses incurred by Bank on behalf of Borrower or Guarantors.

          1.13.  Financial Reports.  "Financial Reports" will mean all financial
                 -----------------
     statements, balance sheets, income statements, statements of owners' equity, and statements of cash flow and all other similar documents delivered by or on behalf of any Person pursuant to this Loan Agreement.

          1.14.  First Payment Date.  "First Payment Date" will mean April 1,
                 ------------------
     2002.


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                                                            --------------------

          1.15.  Fixtures.  "Fixtures" will mean all fixtures, buildings,
                 --------
     streets, roads, driveways, parking areas, fences, retaining walls, other types of walls, hedges, landscaping, utility poles, light fixtures, and any other improvement attached to or forming a part of the Real Property and all additions, accessions, substitutions, and replacements thereto, wherever located, whether now owned or hereafter acquired and all proceeds thereof.

          1.16.  Fixture Statement. "Fixture Statement" will mean the Uniform
                 -----------------
     Commercial Code Financing Statement to be recorded pursuant to this Loan Agreement to perfect the Liens of Bank in the Fixtures.

          1.17.  Governmental Authority.  "Governmental Authority" will mean the
                 ----------------------
     executive, legislative, and judicial bodies of the State of Arkansas, and any agency or department thereof and will also include the executive, legislative, and judicial bodies of the United States of America and any other state having jurisdiction over the Parties or the Collateral.

          1.18.  Guarantors.  "Guarantors" will mean any and all of Dwain A.
                 ----------
     Newman, an Arkansas resident, and Glenda R. Newman, an Arkansas resident.

          1.19.  Guaranty.  "Guaranty" will mean and refer to the guaranty
                 --------
     executed and delivered by each of Guarantors to Bank.

          1.20.  Hazardous Substances.  "Hazardous Substances" will mean any
                 --------------------
     toxic or hazardous substance, material, waste, contaminant or pollutant, including: (a)petroleum and petroleum products including gasoline, diesel fuel and oil; (b) explosives and flammable materials; (c) radioactive materials; (d) polychlorinated biphenyls ("PCB"); (e) lead and lead-based paint; (f) asbestos or asbestos-containing materials in any form; (g) underground or above-ground storage tanks, whether empty or containing any substance; (h) any substance the presence of which on the Real Property is prohibited by any Governmental Authority; (i) any substance that requires special permits, franchises, certificates, or licenses; and (j) any other material or substance now or in the future defined as a "hazardous substance", "hazardous material", hazardous waste", toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law.

          1.21.  Interest Rate.  "Interest Rate" will mean and refer to a
                 -------------
     floating rate of interest equal to the lesser of: (i) the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal; or (ii) the highest lawful rate permitted under the laws of the State of Alabama, whichever will be less.


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                                                            --------------------

          1.22.  Lien.  "Lien" will mean any mortgage, deed of trust, pledge,
                 ----
     security interest, encumbrance, charge, lease, any conditional sale or title retention agreement, hypothecation, and any other lien of any nature or character whatsoever.

          1.23.  Litigation.  "Litigation" will mean any pending or threatened
                 ----------
     lawsuit, action, cause of action, claim for relief, mediation, arbitration, governmental investigation, audit, contest or other proceeding of any nature or character whatsoever.

          1.24.  Loan.  "Loan" will mean the loan of money described in this
                 ----
     Loan Agreement and will include the Principal, Accrued Interest, and Fees and Expenses.

          1.25.  Loan Agreement.  "Loan Agreement" will mean this document.
                 --------------

          1.26.  Loan Documents.  "Loan Documents" will mean the Schedules
                 --------------
     identified in this Loan Agreement, Promissory Note, Mortgages, Assignments of Rents and Leases, Tenant Agreement, Fixture Statements, Assignment of Life Insurance, and all other documents which may be made, executed, delivered, or recorded in connection with this Loan Agreement and the Loan Documents.

          1.27.  Loan Policy.  "Loan Policy" will mean the title insurance
                 -----------
     policy issued by a reputable title insurance company pursuant to the Commitment.

          1.28.  Material Adverse Change.  "Material Adverse Change" will mean:
                 -----------------------
     (a) a material adverse change in the operation of the business, properties, assets, revenues, expenses, or financial condition of Borrower; or (b) an impairment of the ability of Borrower to perform the obligations of Borrower under this Loan Agreement or the Loan Documents.

          1.29.  Maturity Date.  "Maturity Date" will mean December 31, 2006.
                 -------------

          1.30.  Mortgages.  "Mortgages" will mean the mortgages of the Real
                 ---------
     Property executed and delivered pursuant to this Loan Agreement.

          1.31.  Obligations.  "Obligations" will mean collectively: (a) the
                 -----------
     prompt and complete payment of the Principal, Accrued Interest, and Fees and Expenses as and when required under this Loan Agreement and the Loan Documents and any and all extensions, modifications, amendments, substitutions, replacements, and renewals thereof; (b) the prompt and complete performance of each and every obligation of Borrower and Guarantors set forth in the Loan Agreement and the Loan Documents; (c) the payment of each indebtedness and the performance


Loan Agreement                                              Initials of Borrower
Page 4 of 28
                                                            --------------------
     of each obligation to Bank whether now existing or hereafter arising, voluntarily or involuntarily, by operation of law or otherwise, joint or several, primary or subordinate, absolute or contingent, or liquidated or unliquidated.

          1.32.  Party.  "Party" will mean any or all of Bank, Borrower or
                 -----
     Guarantors.

          1.33.  Per Annum.  "Per Annum" with respect to the Interest Rate will
                 ---------
     mean a calendar year consisting of three hundred sixty-five (365) days.

          1.34.  Person. "Person" will mean any entity, corporation, company,
                 ------
     association, limited liability company, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors, and heirs of a deceased individual), Governmental Authority, trustee, receiver, or liquidator.

          1.35.  Principal.  "Principal" will mean the principal balance of the
                 ---------
     Loan which may be an amount not in excess of Eight Million One Hundred Thousand Dollars ($8,100,000).

          1.36.  Promissory Note.  "Promissory Note" will mean the promissory
                 ---------------
     note made by Borrower pursuant to this Loan Agreement.

          1.37.  Real Property.  "Real Property" will mean the real property and
                 -------------
     appurtenant easements and rights of way, and the buildings, fixtures, and other improvements thereon, now or hereafter owned by Borrower described in
     Schedule 1.37.

          1.38.  Request for Advance.  "Request for Advance" will mean any
                 -------------------
     document submitted by the Bank seeking an Advance.

          1.39.  Tenant.  "Tenant" will mean National Home Centers, Inc., an
                 ------
     Arkansas corporation.

          1.40.  Tenant Agreement.  "Tenant Agreement" will mean the Tenant
                 ----------------
     Agreement entered into by and among Bank, Borrower, and Tenant as of the date of this Loan Agreement.

The above definitions will apply to all uses of the above terms including the singular, plural, and possessive, and the past, present, and future tense.


Loan Agreement                                              Initials of Borrower
Page 5 of 28
                                                            --------------------

     2.  Loan.  In substantial and justified reliance on the representations,
         ----
warranties, and covenants of Borrower and Guarantors and subject to the provisions of this Loan Agreement and the Loan Documents, Bank will make a loan of money to Borrower described as follows (the "Loan"):

          2.1.  Principal.  Subject to the provisions of this Loan Agreement and
                ---------
     the Loan Documents, until the Maturity Date or an Event of Default, the Principal may be disbursed to, or on behalf of, Borrower in the form of a closed end, non-revolving line of credit through a series of one or more Advances; provided however, the total amount of all Advances shall at no time exceed the Principal reduced by unpaid Fees and Expenses.

          2.2.  Interest.  The outstanding and unpaid Principal will bear simple
                --------
     interest Per Annum at the Interest Rate beginning on the date that the first Advance will be made by Bank to, or on behalf of, Borrower and continuing until the Principal and Fees and Expenses will be paid in full.

          2.3.  Payment.  On the First Payment Date, Borrower shall make a
                -------
     payment to Bank in the amount of the Accrued Interest. Beginning on the first day of the month following the First Payment Date and continuing on the same day of each month thereafter until the Maturity Date, Borrower will make payments to Bank based on an amortization of the maximum permitted Principal over a period of fifteen (15) years. On or prior to the Maturity Date, Borrower will pay to Bank the sum of the outstanding Principal, Accrued Interest, and unpaid Fees and Expenses. All payments will be applied in the following priority unless otherwise determined by
     Bank: Fees and Expenses, Accrued Interest, and Principal. Borrower may prepay the Loan, in whole or in part, without penalty at anytime before the Maturity Date. Bank and Borrower may enter into a sweep agreement permitting frequent or scheduled payments to Bank of Principal, Accrued Interest and Fees and Expenses; provided however, the breach by Bank of any provision of such sweep agreement will not excuse or waive compliance of Borrower with the provisions of this Loan Agreement or the Loan Documents.

          2.4.  Origination Fee.  On the date of this Loan Agreement, Borrower
                ---------------
     shall pay an origination fee to Bank in an amount equal to one-quarter of one percent (0.0025) of the maximum permitted Principal or Twenty-one Thousand Two Hundred Fifty Dollars ($21,250) in consideration of the underwriting, review, origination, and making of the Loan by Bank to Borrower. Such origination fee will be deemed to be fully earned when paid and will not be refunded to Borrower for any reason.

          2.5.  Fees and Expenses.  In addition to the Principal and Accrued
                -----------------
     Interest, the Loan will include, and Borrower will pay, all Fees and
     Expenses.    If any Fees and Expenses will not have been paid by or on
     behalf of Borrower within five (5) days after notice, Bank may, in addition to


Loan Agreement                                              Initials of Borrower
Page 6 of 28
                                                            --------------------
     any other rights or remedies, either: (i) pay the Fees and Expenses and charge Borrower interest at the Interest Rate on the amount thereof until paid in full; or (ii) without further notice to or consent from Borrower, Bank may cause an Advance to be made in such amount necessary to pay the Fees and Expenses. If any payment will be received by Bank more than ten
     (10) days after it will be due, Borrower will pay a late charge for each such late payment of five percent (5%) of the late payment up to a maximum for each late payment equal to Fifty Dollars ($50) and a minimum of Five Dollars ($5) for each late payment.

          2.6.  Promissory Note.  The Loan will be further evidenced by the
                ---------------
     Promissory Note made by Borrower and payable to Bank.

     3.  Collateral.  As security for and to guarantee the prompt and complete
         ----------
payment and performance of the Obligations as well as any future advances, Borrower will provide, or cause to be provided, to Bank the Collateral and Guaranties as follows:

          3.1.  Mortgages.  Borrower will execute and deliver the Mortgages
                ---------
     granting to Bank a continuing first priority, perfected Lien on the Real Property.

          3.2.  Assignments of Rents and Leases.  Borrower will execute and
                -------------------------------
     deliver the Assignments of Rents and Leases assigning to and granting a continuing first priority, perfected Lien in all rents and leases attributable to the Real Property.

          3.3.  Fixture Statements.  Borrower will execute and deliver to Bank
                ------------------
     the Fixture Statements granting a continuing first priority, perfected Lien on all Fixtures and all additions, accessions, substitutions, and replacements thereto or therefor and whether now owned or hereafter acquired.

          3.4.  Assignment of Life Insurance.  Borrower and Guarantors will
                ----------------------------
     cause to be assigned for the benefit of Bank a life insurance policy insuring the life of Dwain A. Newman in the amount of One Million Dollars ($1,000,000).

          3.5.  Guaranty.  Guarantors will each execute and deliver a Guaranty
                --------
     and will unconditionally and absolutely guarantee the prompt and complete payment and performance of the Obligations.

          3.6.  Proceeds.  Borrower hereby pledges all proceeds from the sale,
                --------
     assignment, rental, lease, exchange, transfer, or other disposition of any of the Collateral.


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Page 7 of 28
                                                            --------------------

     4.  Representations and Warranties.   In order to induce Bank to make the
         ------------------------------
Loan, Borrower hereby represents and warrants as of the date of this Loan Agreement and the date of each Advance and Allocation, as follows:

          4.1.  Name.  The legal name of Borrower is "The Newman Family, LLC".
                ----
     Borrower does not have any assumed names and do conduct its business under any trade-names or fictitious names.

          4.2.  Location of Business.  The principal office and principal place
                --------------------
     of business of Borrower is located at Highway 265 North, 1106 North Old Missouri Road, P.O. Box 789, Springdale, Arkansas 72765-0789.

          4.3.  Purpose.  The Loan will be used by Borrower solely for purposes
                -------
     approved by Bank.

          4.4.  Binding Obligation.  The execution, delivery, and performance of
                ------------------
     this Loan Agreement and the Loan Documents have been authorized by Borrower and Guarantor. All required action has been taken by Borrower or Guarantor to authorize the execution and delivery of this Loan Agreement and the Loan Documents and to authorize the performance of the representations, warranties, and covenants of Borrower and Guarantor under this Loan Agreement and Loan Documents. This Loan Agreement and the Loan Documents constitute the legal, valid, and binding representations, warranties, and covenants of Borrower and Guarantors and are enforceable in accordance with their respective provisions, except to the extent enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws generally affecting the rights of creditors, by general principles of equity, and by the exercise of judicial discretion.

          4.5.  No Conflict.  The execution, delivery, and performance of this
                -----------
     Loan Agreement and the Loan Documents do not, and will not violate: (a) any Applicable Law; (b) any order, writ, judgment, injunction, decree, determination, or award of any Governmental Authority; or (c) any agreement of Borrower or Guarantors with any Person.

          4.6.  Consent; Licenses.  The execution, delivery, and performance of
                -----------------
     this Loan Agreement and the Loan Documents do not require the prior or subsequent consent of any Governmental Authority or other Person. All permits, franchises, certificates, and licenses have been issued that may be necessary for the operation of the business of Borrower, and all such permits, franchises, certificates, and licenses are in good standing and have never been suspended, revoked, or terminated for any reason, except where the failure to obtain or maintain such permits, franchises, certificates, and licenses does not result in a Material Adverse Change.


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Page 8 of 28
                                                            --------------------

          4.7.  Material Agreements.  Each contract or agreement material to
                -------------------
     conducting the business of Borrower is in writing and is in full force and effect and enforceable in accordance with its provisions, except to the extent enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally, by general principles of equity, and by the exercise of judicial discretion. Borrower is not in breach or default of any such contract or agreement, and no event has occurred or is continuing which, with the lapse of time or the giving of notice, or both, would constitute a breach or default the result of which would cause a Material Adverse Change.

          4.8.  Title to Collateral.  Except for Liens granted to Bank,
                -------------------
     Borrower has good and marketable title to the Collateral free and clear of any Lien. Borrower is the sole owner of the Collateral, and there are no outstanding options or other rights to purchase all or any part of the Collateral in favor of any Person.

          4.9.  Priority.  Upon the execution and delivery of this Loan
                --------
     Agreement and the Loan Documents by Borrower and the Guaranties by Guarantors and the filing of the Mortgages, Fixture Statements, and the Assignments of Rents and Leases with the required Governmental Authorities, Bank will have a continuing, first priority, perfected Lien in and to the Collateral.

          4.10.  Financial Reports.  The Financial Reports delivered to Bank
                 -----------------
     prior to the date of this Loan Agreement fairly and accurately present in all material respects the financial condition of Borrower and Guarantors in accordance with generally accepted accounting principles.

          4.11.  Liabilities.  Borrower has no fixed or contingent liabilities,
                 -----------
     except for liabilities shown on the Financial Reports, liabilities arising in the ordinary course of business, and liabilities to Bank.

          4.12.  Solvency.  Borrower and Guarantors are now solvent and has
                 --------
     never in the past been the subject of any bankruptcy, insolvency, reorganization, liquidation proceeding or any other similar proceeding.

          4.13.  Tax Returns and Reports.  All federal, state, and local tax
                 -----------------------
     returns and reports required to be filed by Borrower and Guarantors have been filed or will be filed when due with the appropriate Governmental Authorities. All such returns and reports are accurate and complete. All federal, state, and local income, franchise, sales, use, occupation, property, excise, payroll, employment, and other taxes and assessments payable by Borrower and Guarantors have been paid when due. No issues are pending with any Governmental Authority in connection with any of the returns and reports which might cause a Material Adverse Change to Borrower. To the


Loan Agreement                                              Initials of Borrower
Page 9 of 28
                                                            --------------------
     extent required by Applicable Law, all taxes and assessments have been withheld or collected by Borrower. To the knowledge of Borrower and Guarantors, there is no deficiency claimed or proposed to be claimed against Borrower or the Collateral by any Governmental Authority which has not been paid, settled, or adequately reserved for by Borrower.

          4.14.  Credit Information.  Any and all credit or other information
                 ------------------
     provided, or to be provided, to Bank by, or on behalf of, Borrower or Guarantors in connection with this Loan Agreement or the Loan Documents is accurate and complete.

          4.15.  Real Property.  As to the Real Property, Borrower and
                 -------------
     Guarantors represent and warrant that: (a) the Real Property has lawful access to an adjoining road, highway, or street, either across the Real Property or by public or private easement; (b) there are no encroachments on the boundaries of the Real Property; (c) there are no easements or rights of way encumbering the Real Property except for those shown by the records of the Recorder of the County in which the Real Property is located and disclosed on the Commitment; (d) there are no unrecorded Liens granted by Borrower affecting the Real Property; (e) all Liens affecting the Real Property, if any, (other than Liens of Bank) will be satisfied in full and releases thereof will have been delivered on or prior to the date of this Loan Agreement; (f) the Real Property is currently zoned by all applicable Governmental Authorities to permit the uses intended by Borrower, and the intended use of the Real Property does not violate any zoning or building code or any other Applicable Law; (g) no Person has acquired any rights to the Real Property by adverse possession or prescription; (h) the improvements on the Real Property do not lie within any set-back area required by Applicable Law; (i) the improvements on the Real Property do not lie within any one hundred (100) year flood zone as determined by the Federal Emergency Management Agency except a portion of the Real Property located in Pulaski County, Arkansas as shown on a survey obtained by Borrower and Bank; and (j) except as reflected on the Commitment there are no public or private restrictions by which the Real Property or Borrower is bound that prohibit, limit, or impair any intended use of the Real Property.

          4.16.  Environmental Condition.  Borrower and the Collateral are in
                 -----------------------
     compliance with all Environmental Laws in all material respects. The storage and use of Hazardous Substances by Borrower is in compliance with Environmental Laws in all material respects.

          4.17.  Compliance with Laws.  Borrower is in compliance with
                 --------------------
     Applicable Law in all material respects.

          4.18. Litigation.  Except as disclosed in Schedule 4.18, there is no
                ----------
     pending, or to the knowledge of Borrower and Guarantor, threatened Litigation involving Borrower, Guarantors, or

Loan Agreement                                              Initials of Borrower
Page 10 of 28
                                                            --------------------
     the Collateral and such litigation involving Tenant in which damages are claimed to be in excess of Seventy-five Thousand Dollars ($75,000). Neither Borrower, Guarantors, nor the Collateral is subject to any order, judgment, or decree, or any other legal restriction, which might cause a Material Adverse Change.

          4.19.  Material Adverse Changes.  Borrower has not suffered any one or
                 ------------------------
     more changes which, alone or in the aggregate, has had or is reasonably likely to result in a Material Adverse Change.

          4.20.  Disclosure.  To the knowledge of Borrower and Guarantors, no
                 ----------
     statement made or document delivered by Borrower or Guarantors in connection with this Loan Agreement and the Loan Documents contains any inaccurate or incomplete statement of a material fact or omits a material fact necessary to make the statements in this Loan Agreement, and the Loan Documents, not misleading in light of the circumstances in which the statement was made or the document delivered. There is no fact known to Borrower or Guarantors which has not been disclosed to Bank in writing and which, so far as Borrower can now foresee, is reasonably likely to cause a Material Adverse Change.

     5.  Covenants.  In addition to the representations, warranties, and
         ---------
covenants of Borrower and Guarantors stated elsewhere in this Loan Agreement and the Loan Documents, until the Loan is paid in full, Borrower promises, covenants, and agrees as follows:

          5.1.  Change of Name.  Borrower will send written notice to Bank at
                --------------
     least thirty (30) days prior to the effective date of any change in the name of Borrower or the adoption of any trade-name, fictitious name, or assumed name. Borrower will pay all Fees and Expenses incurred or paid by Bank in connection with the continued perfection and priority of the Liens of Bank in the Collateral as a result of any change in the name of Borrower or the adoption of any trade-names, fictitious name, or assumed name.

          5.2.  Location of Business.  Borrower will notify Bank at least thirty
                --------------------
     (30) days prior to any change of its principal place of business. Borrower will pay all Fees and Expenses incurred or paid by Bank in connection with the continued perfection and priority of the Liens of Bank in the Collateral as a result of any change in any principal place of business.

          5.3.  Existence.  Borrower will take all actions necessary or
                ---------
     desirable to preserve, renew, and maintain in full force and effect the existence, rights, contracts, permits, franchises, and licenses of Borrower, to the extent necessary for the lawful proper operation of the business of Borrower.


Loan Agreement                                              Initials of Borrower
Page 11 of 28
                                                            --------------------

          5.4.  Financial Reports.  As soon as available and in any event within
                -----------------
     thirty (30) days after the end of each fiscal quarter until the Loan will be paid in full, Borrower will deliver to Bank an accurate and complete copy, in all material respects, of the unaudited Financial Reports of Tenant prepared in accordance with generally accepted accounting principles for the period ending as of the prior fiscal quarter or fiscal year as appropriate. Upon completion, Borrower will deliver to Bank a copy of the audited annual Financial Reports of Tenant. As soon as available and in any event within one hundred twenty (120) days after the end of each calendar year until the Loan will be paid in full. Borrower will deliver or cause to be delivered to Bank an accurate and complete copy, in all material respects, of the Financial Reports of Borrower prepared in accordance with generally accepted accounting principles and the statements of net worth of Guarantors as of the end of the prior fiscal year. Bank may retain an independent certified public accountant to review the Financial Reports of Borrower, and Borrower will pay all Fees and Expenses incurred by Bank in connection with such review.

          5.5.  Payment of Taxes.  Borrower will file all federal, state, and
                ----------------
     local tax returns and reports when and as required by Applicable Law. Upon filing, Borrower will deliver to Bank an accurate and complete copy of each federal and state income tax return. All federal, state, and local income, franchise, sales, use, occupation, property, excise, payroll, and employment taxes and assessments will be paid when and as required by Applicable Law. As long as no Lien will be imposed on the Collateral, Borrower may contest, in good faith, the validity or amount of any taxes or assessments.

          5.6.  Payment of Liabilities.  Without the prior written consent of
                ----------------------
     Bank, in its sole and absolute discretion, Borrower will not incur or assume any liabilities other than: (a) liabilities relating to this Loan Agreement and the Loan Documents; (b) liabilities for taxes; (c) liabilities incurred or assumed in the ordinary course of business; and (d) other liabilities, alone or in the aggregate, which do not exceed Fifty Thousand Dollars ($50,000) during any fiscal quarter or Two Hundred Thousand Dollars ($200,000) during any fiscal year as long as such liabilities, alone or in the aggregate, will not cause a Material Adverse Change. Borrower and Guarantors will promptly pay when due, in accordance with customary trade terms or otherwise, all of their respective liabilities.

          5.7.  Leased Properties.  Borrower will promptly and completely
                -----------------
     perform all of the material provisions of any leases of the Real Property. Upon receipt of any notice or upon obtaining any knowledge of any default or breach of any of the leases of the Real Property, Borrower will give prompt written notice to Bank and Borrower will continue to timely and fully advise Bank of the status of the default or breach and of all actions taken by Borrower and any other Person to cure the default or breach. Without the prior written consent of Bank in its sole


Loan Agreement                                              Initials of Borrower
Page 12 of 28
                                                            --------------------
     and absolute discretion, Borrower will not materially modify, supplement, or amend any of the leases of the Real Property or consent to any assignment or sublease of all or any part of any of the leases. All leases of the Real Property will be subordinate to the Mortgages.

          5.8.  Observance of Agreements.  Borrower will observe and perform all
                ------------------------
     of the material terms and conditions of all contracts or agreements material to conducting the business of Borrower, and Borrower will diligently protect and enforce their rights under all such agreements in a manner consistent with prudent business judgment.

          5.9.  Fundamental Changes.  Without the prior written consent of Bank,
                -------------------
     in its sole and absolute discretion, Borrower will not: (a) become a party to any merger, amalgamation, consolidation, dissolution, or liquidation;
     (b) sell, lease, or otherwise dispose of all or substantially all of the assets of Borrower; (c) sell, lease, or otherwise dispose of any material asset; (d) cause, suffer, or permit more than ten percent (10%) of its outstanding securities to be sold or transferred prior to the Maturity Date; (e) acquire all or substantially all of the assets of any other Person; (f) acquire all or substantially all of the securities of any other Person; or (g) establish a subsidiary.

          5.10.   Dividends; Distributions.  Without the prior written consent
                  ------------------------
     of Bank, in its sole and absolute discretion, Borrower will neither directly nor indirectly: (a) declare any dividend or make any distributions of consideration, of any nature or character whatsoever, to the members or managers of Borrower other than (i) distributions to members for payment of federal and state income taxes associated with the income of Borrower and
     (ii) such additional distributions to all Members not exceeding Two Hundred Thousand Dollars ($200,000) during any fiscal year; (b) make any payment on debts of Borrower to the members and managers of Borrower; or (c) make any loans to the members or managers of Borrower, except as permitted by
     Section 5.6(d).

          5.11.  Licenses.  Borrower will take all necessary or desirable
                 --------
     actions to maintain in good standing all permits, franchises, certificates, and licenses that may be necessary or desirable for the proper operation of the business of Borrower.

          5.12.  Collateral.  Upon request by Bank, Borrower will deliver to
                 ----------
     Bank any and all evidence of ownership to and grant access to any of the Collateral. Borrower will take any and all actions necessary or desirable to preserve, protect, and enforce the Liens of Bank in the Collateral and the perfection and priority thereof against any and all adverse claims.

          5.13.  Deposits.  Borrower will maintain a depository account with
                 --------
     Bank.


Loan Agreement                                              Initials of Borrower
Page 13 of 28
                                                            --------------------

          5.14.  Liens.  Without the prior written consent of Bank, in its sole
                 -----
     and absolute discretion, Borrower will not grant, suffer, or permit any Lien on any of the Collateral, whether voluntarily or involuntarily, by operation of law or otherwise.

          5.15.  Disposition of Collateral.  Without the prior written consent
                 -------------------------
     of Bank, in its sole and absolute discretion, Borrower will not sell, assign, lease, exchange, or transfer of any of the rights or interests of Borrower in the Collateral, whether voluntarily or involuntarily, by operation of law or otherwise.

          5.16.  Insurance.  Borrower will procure and maintain insurance
                 ---------
     policies as follows:

               (a)  Hazard.  Borrower will insure the Collateral  against loss
                    ------
          by fire, theft, and other customary extended coverage hazards in the amount of the full replacement value of the improvements located on the Real Property;

               (b)  Liability.  Borrower will maintain insurance against
                    ---------
          liability for injuries to Persons and property in the minimum amount of Two Million Dollars ($2,000,000) for each injury to Person and the amount of One Million Dollars ($1,000,000) for each injury to property; and

               (c) Workers' Compensation.  Borrower will maintain workers'
                   ---------------------
          compensation insurance as required by Applicable Law.

               (e)  Flood Zone.  Borrower will assist Bank in obtaining a
                    ----------
          Standard Flood Hazard Determination required by the Flood Disaster Protection Act of 1973, 42 U.S.C. (S)4001 et seq. If all or any part of the Real Property lies within any flood hazard area, Borrower will maintain flood insurance in an amount required by Bank, in its sole and absolute discretion.

     All insurance policies will be issued by financially sound and reputable insurers authorized to conduct business in Arkansas and approved by Bank in its sole and absolute discretion. All insurance policies will have such deductibles and cover such risks of loss as customarily maintained by Persons engaged in similar businesses. All insurance policies will provide that coverage will not lapse for any reason whatsoever without the insurer providing prior written notice of not less than fifteen (15) days to Bank. All insurance policies will name Borrower as named insured and Bank as an additional insured. Upon request by Bank, Borrower will deliver to Bank a copy of each insurance policy and each renewal thereof. Borrower will deliver to Bank such certificates of insurance as may be necessary to show the compliance of Borrower with the


Loan Agreement                                              Initials of Borrower
Page 14 of 28
                                                            --------------------
     insurance requirements of this Loan Agreement and the Loan Documents. Promptly after receipt of any payment of proceeds of any insurance required to be maintained pursuant to this Loan Agreement or the Loan Documents, Borrower will either: (a) apply an amount equal to such proceeds to the prepayment of the Loan; or (b) if approved by Bank, apply such amount of the proceeds as necessary to cause the Collateral to be repaired and restored to its condition prior to the loss, damage, or injury and apply any remaining amount of the proceeds to the prepayment of the Loan. If Borrower will fail to maintain the insurance required by this Loan Agreement or the Loan Documents, Bank may, but will not be obligated to, procure such insurance, and Borrower will pay all Fees and Expenses incurred by Bank in connection with maintaining any such insurance.

          5.17.   Title Requirements.  Borrower will deliver the Commitment to
                  ------------------
     Bank issued by a reputable title insurance company authorized to conduct business in Arkansas and approved by Bank in its sole and absolute discretion. Borrower will also deliver copies of all documents and instruments, if any, which represent the non-standard exceptions from coverage in schedule B of the Commitment. The Commitment will obligate the title insurance company to issue the Loan Policy insuring the title of the Real Property to Bank in the amount of the Principal subject to only such requirements and exceptions approved by Bank in its sole and absolute discretion. The Commitment and the Loan Policy will be on the 1992 version of the forms recommended by the American Land Title Association unless otherwise determined by Bank in its sole and absolute discretion. The Commitment will also reflect that as of the date of the first Advance Borrower will have a merchantable, fee simple absolute interest in the Real Property subject only to the Liens granted to Bank, and subject only to the exceptions from coverage identified in schedule B to the Commitment and approved by Bank in its sole and absolute discretion. Borrower will take all actions requested by Bank to cure or remove any exception from coverage which will not have been approved by Bank, in its sole and absolute discretion, and to cause the Loan Policy to be issued pursuant to the Commitment.

          5.18.   Appraisal.  Borrower will deliver an appraisal of the Real
                  ---------
     Property performed by a licensed appraiser approved by Bank in its sole and absolute discretion.

          5.19.  Opinion Letter.  On the date of this Loan Agreement, Borrower
                 --------------
     will deliver to Bank an opinion letter from an attorney in good standing, licensed to practice in Arkansas, and approved by Bank in its sole and absolute discretion, certifying, among other things: (a) this Loan Agreement and Loan Documents are binding contracts on Borrower except to the extent enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws generally affecting the rights of creditors, by general principles of equity, and by the exercise of judicial discretion; and (b) Bank will have taken all necessary actions to perfect its Liens in the


Loan Agreement                                              Initials of Borrower
Page 15 of 28
                                                            --------------------

     Collateral upon recording the Mortgages, Assignments of Rents and Leases, and Fixture Statements.

          5.20.  Flood Certification.  Borrower will obtain a certification that
                 -------------------
     the improvements on the Real Property do not lie within any zone determined by the Federal Emergency Administration which may be likely of flooding more frequently than every one hundred (100) years, except for that part of the Real Property in Pulaski County, Arkansas as shown on the survey delivered by Borrower to Bank.

          5.21.  Compliance With Laws.  Borrower and Guarantors will comply in
                 --------------------
     all material respects with the requirements of all Applicable Laws. Borrower and Guarantors may contest any such Applicable Law in good faith and by appropriate Litigation as long as Borrower or Guarantors will have set aside adequate reserves sufficient to pay any liability arising from the failure to comply with such Applicable Law.

          5.22.  Litigation.  Borrower and Guarantors will promptly notify Bank
                 ----------
     in writing of any Litigation in which Borrower or Guarantors are named as a party or in which the Collateral may be involved. Borrower and Guarantors will promptly notify Bank in writing of any Litigation involving Tenant in which the liability of Tenant is claimed to be in excess of One Hundred Fifty Thousand Dollars ($150,000).

          5.23.  Visits and Inspections.  Borrower will permit representatives
                 ----------------------
     of Bank, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Real Property, and to inspect, audit and make extracts from the books and records of Borrower, and discuss with its employees and independent accountants of Borrower, the business, assets, liabilities, financial condition, business prospects and results of operations of Borrower.

          5.24.  Offset.  If  Borrower or Guarantors have any claim whatsoever
                 ------
     against Bank, Borrower will not offset the claim against any payment on the Loan or any other amount owed to Bank by Borrower.

          5.25.  Bank Liability.  The provisions of this Loan Agreement and the
                 --------------
     Loan Documents will not be deemed to indicate that Bank is in control of Borrower or Guarantors or that Bank is otherwise closely-connected to Borrower or Guarantors. If Borrower develops any perception that Bank will have taken any action or will have engaged in any conduct in a wrongful or unlawful manner, Borrower and Guarantors will notify Bank in writing no later than three (3) days of developing the perception.


Loan Agreement                                              Initials of Borrower
Page 16 of 28
                                                            --------------------

          5.26.  No Covenant to Renew.  Borrower and Guarantors acknowledge that
                 --------------------
     Bank has made no representation, warranty, or covenant whatsoever to renew, rework, refinance, extend, waive, release, or otherwise permit Borrower or Guarantors to pay the Loan past the Maturity Date.

          5.27.  Performance by Bank.  If Borrower fails to comply with any of
                 -------------------
     the provisions of this Loan Agreement or the Loan Documents, Bank may, but will not be obligated to, perform or cause the performance of any obligation, and the Fees and Expenses incurred by Bank in connection therewith, will be paid by Borrower.

          5.28.  Indemnification.  Borrower and Guarantors will indemnify Bank
                 ---------------
     from and against any and all claims, losses, and liabilities, including but not limited to, reasonable attorneys' fees, arising from any Event of Default, breach by Borrower and Guarantors, or failure by Borrower and Guarantors to comply with any provision of this Loan Agreement or the Loan Documents (without regard to fault or intent of Borrower or Guarantor) or otherwise arising from this Loan Agreement and the Loan Documents, except claims, losses, or liabilities resulting solely and directly from the gross negligence or willful misconduct of Bank. The indemnification provided for in this Section will survive the payment in full of the Loan for the maximum period allowed by Applicable Law.

          5.29.  Protection of Collateral.  Borrower and Guarantors shall take
                 ------------------------
     any and all actions reasonably requested by Bank to preserve, protect and defend the Liens of Bank in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all Litigation which purport to affect any of the foregoing. Borrower shall promptly reimburse Bank for any Fees and Expenses, which Bank may pay or incur in defending, protecting, or enforcing its Liens in the Collateral or the perfection or priority thereof, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Bank therein, all of which actions Borrower hereby agrees that Bank shall have the right to take in its sole and absolute discretion.

          5.30.  Use and Maintenance of Collateral.  Borrower shall maintain the
                 ---------------------------------
     Collateral in good condition, free of misuse, abuse, waste, and deterioration, reasonable wear and tear of intended use excepted.

     6.  Default.
         -------

Loan Agreement                                              Initials of Borrower
Page 17 of 28
                                                            --------------------

          6.1.  Events.  The occurrence of any of the following acts, omissions,
                ------
     conditions, occurrences, happenings, and events will constitute an "Event of Default" by Borrower under this Loan Agreement and the Loan Documents:

               6.1.1  Non-Payment.  Borrower will fail to make any payment of
                      -----------
          the Principal, Accrued Interest, or Fees and Expenses when due and payable.

               6.1.2  Breach.  Borrower will fail to comply with any provision
                      ------                                     ---
          of this Loan Agreement or the Loan Documents.

               6.1.3  Leases.  Borrower will fail to comply with any of the
                      ------
          material provisions of any lease of the Real Property.

               6.1.4  License.  Any permit, franchise, certificate, or license
                      -------
          required by this Loan Agreement will be suspended, revoked, or terminated for any reason.

               6.1.5  Judgments and Attachments.  Any judgment or attachment
                      -------------------------
          will be rendered against the Collateral or Borrower in excess of One Hundred Fifty Thousand Dollars ($150,000), and will not be stayed, appealed, or satisfied within thirty (30) days after being rendered.

               6.1.6  Non-Payment of Tax or Liability.  Borrower will fail to
                      -------------------------------
          pay any tax, assessment, or other liability in excess of One Hundred Fifty Thousand Dollars ($150,000) when due, except when such tax, assessment, or other liability is contested in good faith as set forth in this Loan Agreement.

               6.1.7  Transfer.  Borrower will assign or transfer directly or
                      --------
          indirectly, voluntarily or involuntarily, all or any part of the Collateral, except in the ordinary course of business.

               6.1.8  Material Agreement.  Borrower will be in breach, default,
                      ------------------
          or violation of any contract or agreement material to the business of Borrower which might reasonably cause a Material Adverse Change.

               6.1.9  Appointment of Receiver.  A receiver will be appointed for
                      -----------------------
          the Collateral, Borrower, or Guarantors.


Loan Agreement                                              Initials of Borrower
Page 18 of 28
                                                            --------------------

               6.1.10  Assignment for Benefit.  Borrower will make any
                       ----------------------
          assignment for the benefit of creditors.

               6.1.11  Dissolution; Merger.  Dissolution, termination of
                       -------------------
          existence, merger, or consolidation of Borrower.

               6.1.12  Death.  Death of any of Guarantors.
                       -----

               6.1.13  Bankruptcy.  Borrower will file a voluntary petition of
                       ----------
          bankruptcy or an involuntary petition will be filed against Borrower, and any such petition will not have been dismissed within thirty (30) days after the filing thereof.

               6.1.14  Insolvency.  Borrower or Guarantors will be insolvent.
                       ----------

               6.1.15  Failure of Security.  Bank will fail or cease to have a
                       -------------------
          continuing, first priority, perfected Lien in the Collateral

               6.1.16  Failure of Guaranty.  Either of Guarantors will fail to
                       -------------------
          perform under the provisions of the Guaranties.

               6.1.17  Condemnation.  Any Governmental Authority will commence
                       ------------
          any Litigation to condemn all or any material part of the Real
          Property.

               6.1.18  Default under other Agreements.  Any event which results
                       ------------------------------
          in the acceleration of the maturity of any present or future indebtedness of Borrower to Bank under any contract, promissory note, mortgage, deed of trust, indenture, or other agreement.

               6.1.19  Other Circumstances.  Any other circumstances shall have
                       -------------------
          occurred, which in the reasonable discretion of Bank, substantially impairs the likelihood of Bank receiving payment in full of the Loan.

          6.2.  Cure.  Borrower will have ten (10) days after the occurrence of
                ----
     an Event of Default under Section 6.1.1 to cure such Event of Default and will have thirty (30) days to cure any other Event of Default.


Loan Agreement                                              Initials of Borrower
Page 19 of 28
                                                            --------------------

     7.  Remedies.  Upon an Event of Default and the expiration of any time
         --------
afforded to cure the Event of Default, Bank may, in its sole and absolute discretion, exercise any one or more of the following remedies:

          7.1.  Termination; Acceleration.  Bank may immediately terminate this
                -------------------------
     Loan Agreement and the Loan Documents by notice to Borrower and declare the unpaid balance of the Loan to be immediately due and payable.

          7.2.  Possession Control.  Bank may take immediate possession or
                ------------------
     control of any or all of the Collateral wherever the Collateral may be found, and in that regard, Bank may enter upon the Real Property without process of law and search and remove all or any part of the Collateral.

          7.3.  Sale.  Bank may sell all or any of the Collateral at private or
                ----
     public sale in such manner and under such circumstances as Bank may determine in its sole and absolute discretion. All demands of performance, advertisements, notices of sale or retention, manner of sale, as well as the presence of the Collateral at any sale, and the constructive possession of the Collateral by the Person conducting any sale are hereby waived by Borrower and Guarantors to the extent permitted by Applicable Law.

          7.4.  Foreclosure.  Bank may foreclose the Mortgages in the manner
                -----------
     permitted by Applicable Law.

          7.5.  Loan Documents.  Bank may exercise any one or more remedies
                --------------
     permitted under the Loan Documents

          7.6.  Termination of Agreements.  Bank may terminate any agreement or
                -------------------------
     commitment for the granting of further credit to Borrower.

          7.7.   Right of Offset.  Bank may, without notice to Borrower or
                 ---------------
     Guarantors, offset and apply any and all of the deposits of Borrower or Guarantors with Bank to the payment of the Loan.

          7.8.  Legal Action.  Bank may commence Litigation against Borrower,
                ------------
     Guarantors, or the Collateral to recover the unpaid balance of the Loan.

          7.9.  Other Remedies.  Bank may exercise any one or more remedies
                --------------
     available under the Uniform Commercial Code or Applicable Law.


Loan Agreement                                              Initials of Borrower
Page 20 of 28
                                                            --------------------

     8.  Conditions to Loan.  The obligations of Bank under this Loan Agreement
         ------------------
and the Loan Documents including any obligation to make any Advance to, or on behalf of, Borrower will be subject to the satisfaction of each of the following conditions as of the date of this Loan Agreement and each Advance, in addition to any conditions precedent set forth elsewhere in this Loan Agreement or the Loan Documents:

          8.1.  Compliance.  All of the representations and warranties of
                ----------
     Borrower and Guarantors will be accurate and complete, Borrower and Guarantors will be in compliance with all provisions of this Loan Agreement and the Loan Documents, and no Event of Default will have occurred and be continuing prior to the date of this Loan Agreement. Bank may require Borrower to deliver a certificate of compliance prior to making any Advance.

          8.2.  Loan Documents.  Borrower will have executed and delivered the
                --------------
     Promissory Note, Mortgages, Assignments of Rents and Leases, Tenant Agreement, Fixture Statement, Assignment of Life Insurance, and all other Loan Documents.

          8.3.  Perfection.  The Mortgages, Assignments of Rents and Leases,
                ----------
     Financing Statements, and Fixture Statement, will have been executed, delivered and recorded with the appropriate Governmental Authorities, and any other actions necessary or desirable to perfect the Liens of Bank in the Collateral will have been taken.

          8.4.  Fees and Expenses.  Bank will have received an amount equal to
                -----------------
     all unpaid Fees and Expenses.

          8.5.  Title Work.  Bank will have received the Commitment which will
                ----------
     be in a form satisfactory to Bank, and there will be no unsatisfied requirements or conditions for the issuance of the Loan Policy.

          8.6.  Opinion Letter.  Bank will have received the opinion letter in a
                --------------
     form satisfactory to Bank.

          8.7.  Appraisal. Bank will have received an appraisal of the Real
                ---------
     Property meeting the requirements of the Loan Agreement.

          8.8.  Environmental Assessment.  Bank will have received a Phase I
                ------------------------
     environmental assessment of the Real Property. The assessment will: (i) be addressed to Bank; (ii) state that Bank may rely thereon; and (iii) be acceptable to Bank in its sole and absolute discretion.


Loan Agreement                                              Initials of Borrower
Page 21 of 28
                                                            --------------------

          8.9.  Other Actions and Documents.  Borrower and Guarantors will have
                ---------------------------
     fully performed all of their obligations under this Loan Agreement and Bank will have received all of the other documents and items referred to in this Loan Agreement and the Loan Documents.

     9.  General Provisions.
         ------------------

          9.1.   Security Agreement.  For purposes of the Arkansas Uniform
                 ------------------
     Commercial Code, Ark. Code Ann. (S)4-9-101 et seq., this Loan Agreement will be a security agreement between Bank and Borrower.

          9.2.   Currency. The Loan and any payments toward the repayment of the
                 --------
     Loan will be paid in the form of currency of the United States of America.

          9.3.  Arithmetical Errors.  Bank will incur no liability for any
                -------------------
     arithmetical error in computing any amount due to or from Borrower including any payment of Principal, Accrued Interest, and Fees and Expenses provided that promptly upon discovery of such error, Bank will make such adjustments as are necessary to correct the error and to restore Bank, Borrower, and Guarantors to the position that they would have occupied had the error not occurred.

          9.4.  Schedules and Exhibits.  All Schedules to this Loan Agreement
                ----------------------
     and all Exhibits to the Loan Documents as supplemented, modified, or amended from time to time, are hereby incorporated into this Loan Agreement as though they were fully set forth in this Loan Agreement.

          9.5.  Governing Law.  As a specific inducement to Bank, this Loan
                -------------
     Agreement and the Loan Documents will be subject to and governed by the laws of the State of Arkansas; provided however, if any part of the Collateral will be located in any state other than Arkansas, the law of the state where the Collateral is located will govern the perfection of Liens of Bank in such Collateral and the law of the State of Arkansas will govern all other aspects of the relationship among Bank, Borrower, and Guarantors.

          9.6.  Litigation Forum.  As a specific inducement to Bank, the forum
                ----------------
     for any Litigation will be in the courts of Benton County, Arkansas, except the forum for any Litigation subject to federal jurisdiction will be the United States District Court for the Western District of Arkansas, Fayetteville Division.


Loan Agreement                                              Initials of Borrower
Page 22 of 28
                                                            --------------------

          9.7.  Rights and Remedies Cumulative.  The rights and remedies
                ------------------------------
     expressed in this Loan Agreement and the Loan Documents are cumulative and not exclusive of any rights and remedies otherwise available to Bank.

          9.8.  Assignment; Assumption.  This Loan Agreement and the Loan
                ----------------------
     Documents will not be assigned or otherwise transferred by Borrower or Guarantors or assumed by any other Person. Any purported assignment, transfer, or assumption of this Loan Agreement or the Loan Documents will not release Borrower or Guarantors of any of the obligations of Borrower or Guarantors under this Loan Agreement or the Loan Documents. Bank may assign, participate, or transfer all or any part of the Loan, this Loan Agreement and the Loan Documents without notice to or the consent from Borrower or Guarantors. In connection with any assignment, participation and transfer by Bank, Borrower and Guarantors hereby consent to the disclosure of information pertaining to the Loan to prospective assignees, participants, and transferees.

          9.9.  Further Assurances.  Upon request by Bank, Borrower and
                ------------------
     Guarantors will execute and deliver such other documents and take such further actions as may be reasonably requested to carry out the provisions of this Loan Agreement and the Loan Documents.

          9.10.  Modification; Waiver.  This Loan Agreement and the Loan
                 --------------------
     Documents may be modified, amended, or waived only by a written agreement signed by the party to be bound by the modification, amendment, or waiver. The course of dealing between Bank and Borrower and Guarantors will not modify or amend this Loan Agreement or the Loan Documents in any respect. Any delay by Bank in the exercise of any of its rights under this Loan Agreement or the Loan Documents will not be construed as a waiver or release of any of the provisions of this Loan Agreement or the Loan Documents. A waiver by Bank of a breach of any provision of this Loan Agreement or the Loan Documents or any waiver by Bank of an Event of Default will not: (a) operate or be construed as a waiver of any subsequent breach or Event of Default; (b) limit or restrict any right or remedy otherwise available to Bank; or (c) operate or be construed as a waiver of compliance by Bank as to any other provision of this Loan Agreement or the Loan Documents.

          9.11.  Binding Effect and Benefit.  This Loan Agreement and the Loan
                 --------------------------
     Documents will inure to the benefit of and will be binding upon and enforceable by the heirs, successors, and assigns of the Parties.

          9.12.  Notice. All notices, requests, demands, and other
                 ------
     communications permitted or required by this Loan Agreement or the Loan Documents will be in writing, and (a) delivered in person; (b) sent by express mail or other overnight delivery service providing receipt of delivery;


Loan Agreement                                              Initials of Borrower
Page 23 of 28
                                                            --------------------
     or (c) mailed by certified or registered mail, postage prepaid, return receipt requested, restricted delivery to the relevant party. All such notices and other communications will be sent to the following addresses, unless changed by the receiving Party or otherwise known to the sending
     Party:

          If to Bank:

                    Arvest Bank, Fayetteville
                    P.O. Box 1327
                    Fayetteville, Arkansas 72702

          With a required copy to:

                    Ball & Mourton Ltd., PLLC
                    Attn: Rayburn W. Green
                    P.O. Box 1948
                    E.J. Ball Plaza
                    112 West Center, Suite 700
                    Fayetteville, Arkansas 72702

          If to Borrower:

                    The Newman Family, LLC
                    Highway 265 North
                    1106 North Old Missouri Road
                    P.O. Box 789
                    Springdale, Arkansas 72765-0789

          With a required copy to:

                    Wright, Lindsey & Jennings, LLC
                    Attn: Sean Hatch
                    200 West Capitol Avenue, Suite 2200
                    Little Rock, Arkansas 72201-3699

          If to Guarantors:

                    Dwain A. Newman


Loan Agreement                                              Initials of Borrower
Page 24 of 28
                                                            --------------------

                    Highway 265 North
                    1106 North Old Missouri Road
                    P.O. Box 789
                    Springdale, Arkansas 72765-0789

                    Glenda R. Newman
                    Highway 265 North
                    1106 North Old Missouri Road
                    P.O. Box 789
                    Springdale, Arkansas 72765-0789

          9.13.  Business Day.  If any provision of this Loan Agreement or the
                 ------------
     Loan Documents requires the performance of an obligation on a date that is not a business day of the Bank, Bank may postpone the performance by a Party until the next business day.

          9.14.  Time for Performance.  Time is of the essence.
                 --------------------

          9.15.  Third Party Beneficiaries.  Except as provided in this Loan
                 -------------------------
     Agreement or the Loan Documents, the Parties do not intend to create any rights for the benefit of any third party.

          9.16.  Commissions.  The transaction contemplated by this Loan
                 -----------
     Agreement was completed by the Parties acting as principals and without the assistance of any brokers, agents, or finders. Borrower and Guarantors represent and warrant that Borrower and Guarantors have not committed Bank to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Bank by any broker, finder, or agent or other person, Borrower and Guarantors will indemnify, defend, and hold Bank harmless from and against the claim and will defend any action to recover on that claim and Borrower and Guarantors will pay all Fees and Expenses.

          9.17.  Counterparts.  This Loan Agreement and the Loan Documents may
                 ------------
     be executed in two (2) or more counterparts. Each counterpart of this Loan Agreement will be deemed a duplicate original of this Loan Agreement, and all counterparts, when collected together, will constitute the original of this Loan Agreement. A counterpart may be a full copy of this Loan Agreement or a signature page from a full copy of this Loan Agreement.

          9.18.  Conflict in Instruments.  To the extent there may be a conflict
                 -----------------------
     between the provisions of this Loan Agreement and any of the Loan Documents, the provisions of this Loan Agreement will prevail.


Loan Agreement                                              Initials of Borrower
Page 25 of 28
                                                            --------------------

          9.19.  Survival of Representations and Warranties.  All
                 ------------------------------------------
     representations and warranties made by Borrower and Guarantors in this Loan Agreement and the Loan Documents will survive the making of the Loan, and will continue in full force and effect until the Maturity Date or until the Loan will be paid in full.

          9.20.    Severability.  Each provision of this Loan Agreement is
                   ------------
     severable from all other provisions of this Loan Agreement and the Loan Documents. Each provision of the Loan Documents is severable from all other provisions of this Loan Agreement and the other Loan Documents. If any Governmental Authority will determine, during or at the conclusion of any Litigation, that any provision of this Loan Agreement or the Loan Documents will be invalid or unenforceable, the provision will be deemed modified only to the extent necessary to render it valid and enforceable, and all remaining provisions of this Loan Agreement and the Loan Documents will remain in full force and effect.

          9.21.  Expiration.  This Loan Agreement and the Loan Documents
                 ----------
     constitute a mere offer to loan money until this Loan Agreement and the Loan Documents will have been executed and delivered by the Parties.

          9.22.  Interpretation.  This Loan Agreement and the Loan Documents
                 --------------
     will be interpreted as though the Parties participated equally in their preparation and negotiation. The Parties assume joint responsibility for the form and composition of each provision of this Loan Agreement and the Loan Documents. Unless the context would result in a conflict in the provisions of this Loan Agreement: (1) the gender or lack of gender of all words used in this Loan Agreement and the Loan Documents will include the masculine, feminine, and neuter; (2) the singular will include the plural;
     (3) the words "include" or "including" mean, in addition to any regularly accepted meaning, "without limitation" and "including but not limited to";
     (4) references to Sections refer to Sections of this Loan Agreement; (5) references to Schedules are to the Schedules attached to or delivered with this Loan Agreement; (6) subject headings and captions are included for convenience only and will not affect the interpretation of this Loan Agreement; and (7) the definitions used herein apply to all capitalized terms.

          9.23.  Waiver of Jury Trial. BANK, BORROWER, AND GUARANTORS  HEREBY
                 --------------------
     UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION AMONG BANK, BORROWER AND GUARANTORS ARISING IN CONNECTION WITH, OUT OF, OR OTHERWISE RELATING TO THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS.


Loan Agreement                                              Initials of Borrower
Page 26 of 28
                                                            --------------------

          9.24.  Entire Agreement.  This Loan Agreement and the Loan Documents
                 ----------------
     contain the entire agreement of the Parties regarding the Loan, and no other oral or written agreements will be binding on Bank. Borrower and Guarantors represent and warrant that Borrower and Guarantors have not been influenced by any Person to enter into this Loan Agreement or any of the Loan Documents, nor relied on any representation, warranty, or covenant of any Person except for those representations, warranties, and covenants set forth in this Loan Agreement. Borrower agrees that: (a) it will be unreasonable for Borrower and Guarantors to have or rely on any expectation not reflected in the provisions of this Loan Agreement or the Loan Documents; (b) if Borrower or Guarantors have or will develop an expectation contrary to or in addition to the provisions of this Loan Agreement or the Loan Documents, Borrower and Guarantors will have a duty to immediately give notice to Bank; and (c) if Borrower and Guarantors will fail to obtain an amendment to this Loan Agreement or the Loan Documents after having developed an expectation contrary to or in addition to the provisions of this Loan Agreement or the Loan Documents, such failure will be an admission for evidentiary purposes in any Litigation that the expectation was not reasonable and was not part of the final binding agreement or Parties.

     EXECUTED and DELIVERED on December 12, 2001.

                              BANK

                              ARVEST BANK, FAYETTEVILLE

                                /s/ LOREN SHACKELFORD
                              ------------------------------------------
                              Loren Shackelford, Commercial Loan Officer


                              BORROWER


                              THE NEWMAN FAMILY, LLC

                                /s/ DWAIN A. NEWMAN
                              ------------------------------------------
                              Dwain A. Newman, Managing Member

                                /s/ GLENDA R. NEWMAN
                              -----------------------------------------
                              Glenda R. Newman, Member


Loan Agreement

                                /s/ GLENDA R. NEWMAN, Trustee
                              ------------------------------------------
                              Glenda R. Newman, Trustee of The Glenda R. Newman Trust, Member


                              GUARANTORS

                                /s/ GLENDA R. NEWMAN
                              -------------------------------------------
                              Glenda R. Newman, an Arkansas Resident

                                /s/ DWAIN A. NEWMAN
                              -------------------------------------------
                              Dwain A. Newman, an Arkansas Resident


Loan Agreement
Page 28 of 28